SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): January 10, 2000



                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                              0-28839        13-1964841
(State or other jurisdiction                (Commission       (IRS Employer
 of Incorporation or                        File Number)      Identification
 organization)                                                Number)



150 Marcus Boulevard, Hauppauge, New York          11788
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:(631) 231-7750



                                             NONE
(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

           a.  Move to Nasdaq Stock Market

     On January 10, 2000, Audiovox Corporation (the "Company") announced that its Class A common stock will begin trading on the Nasdaq Stock Market on January 13, 2000 under the symbol VOXX.

     b. Amendment to Credit Agreement

     On January 11, 2000, the Company announced an increase to its bank credit facility to $250.0 million, up from $200.0 million. The agent for the revolving line of credit is The Chase Manhattan Bank.

     c. Earnings Release Fourth Quarter and Fiscal Year End November 30, 1999

     On January 13, 2000, the Company announced its earnings for the fourth quarter and fiscal year ended November 30, 1999 which are set forth in the Press Release filed as Exhibit 4 hereto.

Item 7.    Exhibits.

1.         Press release dated January 10, 2000.

2.         Press release dated January 11, 2000.

3.         Second Amendment to Fourth Amended and Restated Credit Agreement.

4.         Press release dated January 13, 2000.

5. Recent Developments from Company's Amendment No. 1 to Form S-3, Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.


                                        AUDIOVOX CORPORATION


Dated: January 13, 2000                  By: s/Charles M. Stoehr
                                             -----------------------------
                                                Charles M. Stoehr
                                                Senior Vice President and
                                                Chief Financial Officer

FOR IMMEDIATE RELEASE
                                                     C. Michael Stoehr
                                                     Audiovox Corporation
                                                     (516) 231-7750

                                     For Financial Investor Relations Inquiries:
                                                     Glenn Wiener
                                                     Edelman Financial
                                                     (212) 704-8174

                       AUDIOVOX CORPORATION MOVES TRADING
                        TO NASDAQ NATIONAL MARKET SYSTEM

Hauppauge, NY, January 10, 2000 ... Audiovox Corporation (AMEX: VOX) today announced that it will be moving to the Nasdaq Stock Market (Nasdaq) effective January 13, 2000. The trading symbol will be (VOXX). The initiative to move from the American Stock Exchange (AMEX) to Nasdaq signals Audiovox's commitment to the rapidly growing technology sector and establishes the Audiovox brand name more firmly with investors around the world.

John J. Shalam, Chairman, President and Chief Executive Officer of Audiovox stated, "We would like to thank everyone at AMEX for their hard work and dedication over the years."

Additionally, the company announced that it will be reporting its fourth quarter and fiscal year-end earnings on Thursday, January 13, 2000. Due to the Company's pending equity public offering, the company will not be hosting a conference call following the announcement.

Audiovox Corporation is an international leader in the marketing of cellular telephones, auto sound, vehicle security, mobile video systems, and consumer electronics products. The Company conducts its business through two separate marketing groups and markets its products both domestically and internationally under its own brands as well as functioning as an OEM (Original Equipment Manufacturer) supplier to several customers. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks such as our ability to keep pace with technological advances, significant competition in the wireless, automotive and consumer electronics businesses, quality and consumer acceptance of newly introduced products, our relationships with key suppliers and customers, market volatility, non-availability of product, price and product competition and new product introductions. These factors, among others may cause actual results to differ materially from the results suggested in the forward-looking statements, including those risks detailed from time to time in the Company's reports on file at the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended November 30, 1998.


                                      # # #

                                    Exhibit 1
                                        4

                                                      C. Michael Stoehr
                                 Audiovox Corporation
                                                         (516) 231-7750

                            For Financial Investor Relations Inquiries:
                                                           Glenn Wiener
                                                      Edelman Financial
                                                         (212) 704-8174

                     AUDIOVOX CORPORATION ANNOUNCES INCREASE
                           TO EXISTING CREDIT FACILITY

             -- Increases Revolving Line of Credit to $250 Million -

Hauppauge, NY, January 11, 2000 ... Audiovox Corporation (AMEX: VOX) today announced an increase to its bank credit facility, to $250.0 million, up from $200.0 million. The agent for the revolving line of credit is Chase Manhattan Bank.

Audiovox Corporation is an international leader in the marketing of cellular telephones, auto sound, vehicle security, mobile video systems, and consumer electronics products. The Company conducts its business through two separate marketing groups and markets its products both domestically and internationally under its own brands as well as functioning as an OEM (Original Equipment Manufacturer) supplier to several customers. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks such as our ability to keep pace with technological advances, significant competition in the wireless, automotive and consumer electronics businesses, quality and consumer acceptance of newly introduced products, our relationships with key suppliers and customers, market volatility, non-availability of product, price and product competition and new product introductions. These factors, among others may cause actual results to differ materially from the results suggested in the forward-looking statements, including those risks detailed from time to time in the Company's reports on file at the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended November 30, 1998.


                                      # # #

                                    Exhibit 2
                                        5

                                                                 CONFORMED COPY

     SECOND AMENDMENT, dated as of December 20, 1999 (this "Amendment"), to the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999 (as amended pursuant to the First Amendment and Consent hereto, dated as of October 12, 1999, and as the same may further be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Audiovox Corporation, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"; individually, a "Lender"), and The Chase Manhattan Bank, a New York banking corporation, as administrative and collateral agent for the Lenders (in such capacity, the "Agent").


                              W I T N E S S E T H :

     WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;

     WHEREAS, the Borrower has requested that the Lenders increase the aggregate amount of the Commitments under the Credit Agreement to $250,000,000 and to amend certain terms in the Credit Agreement in the manner provided for herein; and

     WHEREAS, the Agent and the Lenders are willing to agree to increase the aggregate amount of the Commitments under the Credit Agreement to $250,000,000 and are willing to agree to the requested amendments, in each case on the terms and conditions provided for herein;

     NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

     6. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein (and in the recitals hereto) as defined terms are so used as so defined.

     7. Increase in Commitments; Amendment to Schedule 1.1(a). (a) The Borrower, the Lenders and the Agent hereby agree, in order to increase the aggregate Commitments of the Lenders to $250,000,000, that (a) Schedule 1.1(a) to the Credit Agreement shall be amended by deleting such Schedule in its entirety and substituting in lieu thereof a new Schedule 1.1(a) to read in its entirety as set forth in Exhibit A hereto and (b) each Lender increasing the amount of its Commitment (an "Increasing Lender") shall make funds available to the Agent at the Funding Office in an amount sufficient to make the aggregate amount of Loans made by such Increasing Lender equal to such Increasing Lender's Commitment Percentage (as set forth on new Schedule 1.1(a)) of the aggregate amount of Loans outstanding on the Second Amendment Effective Date, the proceeds of such funds to be applied by the Agent to the repayment of each Lender which is not increasing the amount of its Commitment (a "Non-Increasing Lender") such that the aggregate amount of Loans made by each Non-Increasing Lender equals such Non-Increasing Lender's Commitment Percentage (as set forth on new Schedule 1.1(a)) of the aggregate amount of Loans outstanding on the Second Amendment Effective Date. Each Lender other than the Issuing Bank agrees that the interests of the Lenders in each Letter of Credit pursuant to subsection 4.4(a) of the Credit Agreement shall be based on the Commitment Percentages set forth on new Schedule 1.1(a).

     (b) Each Eurodollar Loan outstanding on the Second Amendment Effective Date whose Interest Period begins on the same day and ends on the same other day (each such Eurodollar Loan, an "Outstanding Eurodollar Tranche") shall be maintained after the Second Amendment Effective Date pro rata

                                    Exhibit 3
according to the Commitment Percentages of the Lenders as set forth on Schedule 1.1(a) immediately prior to the effectiveness of this Amendment. The Borrower may continue any Outstanding Eurodollar Tranche upon the expiration of the then current Interest Period with respect thereto in accordance with subsection 6.8(b) of the Credit Agreement (any such Eurodollar Tranche shall cease to be an "Outstanding Eurodollar Tranche" for purposes of this Section effective upon any such continuation), provided that any Outstanding Eurodollar Tranche so continued shall be made pro rata according to the Commitment Percentages of the Lenders as set forth on new Schedule 1.1(a), and each Increasing Lender agrees to make funds available to the Agent at the Funding Office in an amount sufficient to make the amount of the Loan made by such Lender with respect to such Eurodollar Tranche equal to such Lender's Commitment Percentage (as set forth on new Schedule 1.1(a)), the proceeds of such funds to be applied by the Agent to the repayment of each Non-Increasing Lender such that the aggregate amount of Loans made by each Non-Increasing Lender equals such Non-Increasing Lender's Commitment Percentage (as set forth on new Schedule 1.1(a)).

     (c) Prior to the expiration of all Interest Periods with respect to Outstanding Eurodollar Tranches as in effect as of the Second Amendment Effective Date, the Borrower shall not (i) request any Loan if the aggregate principal amount of the Loans made by any Lender would not be in accordance with the Commitment Percentages set forth on new Schedule 1.1(a) as a result of any Lender's Commitment being fully utilized at the time such Loan is made, unless the Borrower shall concurrently repay all Outstanding Eurodollar Tranches or
(ii) request any Letter of Credit if the Lenders' interests in such Letter of Credit would not be in accordance with the Commitment Percentages set forth on new Schedule 1.1(a) as a result of any Lender's Commitment being fully utilized at the time such Letter of Credit is issued, unless the Borrower shall concurrently repay all Outstanding Eurodollar Tranches. All Loans after the Second Amendment Effective Date shall be made pro rata according to the Commitment Percentages of the Lenders as set forth on new Schedule 1.l(a).

     8. Amendments of Subsection 1.1 (Definitions). Subsection 1.1 is hereby amended as follows:

     (a) by deleting therefrom the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following definitions:

          "Applicable Commitment Fee Rate": (a) prior to February 28, 2000, 0.375%, and (b) thereafter, the Applicable Commitment Fee Rate shall be adjusted as necessary on each Adjustment Date (with the first such Adjustment Date being deemed to occur on February 28, 2000) to be equal to the Applicable Commitment Fee Rate set forth below opposite the range of Consolidated Pre-Tax Income within which the Consolidated Pre-Tax Income for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date falls:


     Consolidated Pre-Tax Income Range         Applicable Commitment Fee Rate
Greater than or equal to $15,000,000                        0.25%

Less than $15,000,000                                       0.375%



     provided, however, that (a) if on any Adjustment Date an Event of Default shall have occurred and be continuing, no adjustment of the Applicable Commitment Fee Rate shall be made on such Adjustment Date which decreases the Applicable Commitment Fee Rate then in effect and any such decrease shall not be effective unless and until such Event of Default is cured or waived on or prior to the next succeeding Adjustment Date and (b) in the event that the financial statements required to be delivered pursuant to subsection 9.1(a) or 9.1(b), as applicable, and the related compliance certificate required pursuant to subsection 9.2(b), are not delivered when due, then if such financial statements are delivered after the date such financial statements were required to be delivered and the Applicable Commitment Fee Rate increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Commitment Fee Rate during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered shall be the Applicable Commitment Fee Rate as so increased.

          "Applicable Margin": (a) prior to February 28, 2000, (i) with respect to any Base Rate Loan, 0.0% and (ii) with respect to any Eurodollar Loan, 1.50%, and (b) thereafter, the Applicable Margin for Base Rate Loans and Eurodollar Loans shall be adjusted as necessary on each Adjustment Date (with the first such Adjustment Date being deemed to occur on February 28, 2000) to be equal to the Applicable Margin set forth below opposite the range of Consolidated Pre-Tax Income within which the Consolidated Pre-Tax Income for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date falls:


    Consolidated Pre-Tax Income Range                              Applicable Margin
Greater than or equal to $15,000,000                       Base Rate Loan:            0.00%
                                                           Eurodollar Loan:           1.25%
Greater than or equal to $10,000,000 but less              Base Rate Loan:            0.00%
than $15,000,000                                           Eurodollar Loan:           1.50%
Greater than or equal to $4,000,000 but less than          Base Rate Loan:            0.00%
$10,000,000                                                Eurodollar Loan:           1.75%
Less than $4,000,000                                       Base Rate Loan:              0.25%
                                                           Eurodollar Loan:             1.75%


     provided, however, that (a) if on any Adjustment Date an Event of Default shall have occurred and be continuing, no adjustment of the Applicable Margin shall be made on such Adjustment Date which decreases the Applicable Margin then in effect and any such decrease shall not be effective unless and until such Event of Default is cured or waived on or prior to the next succeeding Adjustment Date and (b) in the event that the financial statements required to be delivered pursuant to subsection 9.1(a) or 9.1(b), as applicable, and the related compliance certificate required pursuant to subsection 9.2(b), are not delivered when due, then if such financial statements are delivered after the date such financial statements were required to be delivered and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered shall be the Applicable Margin as so increased.

          "Borrowing Base": on any date of determination thereof, the sum of (a) 75% of the aggregate amount of Eligible Accounts of the Borrower and its consolidated Domestic and Canadian Subsidiaries on such date of determination and (b) the lesser of (i) 30% of the aggregate amount of Eligible Inventory of the Borrower and its consolidated Domestic and Canadian Subsidiaries on such date of determination and (ii) $45,000,000. The Borrowing Base shall be reduced from time to time by an amount equal to the Foreign Exchange Liabilities of the Borrower as most recently determined prior to such time by the Agent pursuant to subsection 6.16, and shall be increased during the period from

     September 1 of each year through January 15 of the next succeeding year by an amount equal to the lesser of (i) $20,000,000 and (ii) the excess, if any, of the aggregate then undrawn and unexpired amount of the then outstanding Trade Letters of Credit issued in Dollars over $50,000,000 (such amount to be determined daily during the period from September 1 of each year through January 15 of the next succeeding year). The Borrowing Base shall be determined by the Agent in its sole discretion exercising reasonable judgment from time to time by reference to the most recent monthly Borrowing Base Certificate delivered to the Agent pursuant to subsection 9.2(g). The Agent shall determine the Borrowing Base in effect on the first Business Day of each month during the Commitment Period and shall send a Borrowing Base Notice on such Business Day of the Borrower and each Lender setting forth the Borrowing Base as so determined. The Agent shall also send a Borrowing Base Notice to the Borrower and each Lender on each Business Day on which the Borrowing Base is changed other than pursuant to the immediately preceding sentence setting forth the Borrowing Base as so changed.

          (b) by adding the following new definition in the proper alphabetical order:

          "Second Amendment Effective Date": December 20, 1999.

     9. Amendment of Subsection 10.5 (Limitations on Fundamental Changes). Subsection 10.5 is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

          10.5 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that (i) the Borrower shall be the continuing or surviving corporation and (ii) the security interests created under the Security Documents in favor of the Collateral Agent, and the rights and remedies under such Security Documents, are not otherwise adversely affected) or with or into any one or more Domestic Subsidiaries (other than Hermes Telecommunications Inc. and Lenex Corporation) (provided that (i) a Domestic Subsidiary shall be the continuing or surviving corporation and (ii) the security interests created under the Security Documents in favor of the Collateral Agent, and the rights and remedies under such Security Documents, are not otherwise adversely affected), (b) any Domestic Subsidiary of the Borrower may sell or distribute all or substantially all of its assets to the Borrower or any other Domestic Subsidiary (other than Hermes Telecommunications Inc. and Lenex Corporation), (c) Hermes Telecommunications Inc. and Lenex Corporation may be liquidated and dissolved and (d) the Canadian Subsidiary may be liquidated and dissolved, provided that (i) all or substantially all of the assets of the Canadian Subsidiary shall be transferred either to a newly formed Subsidiary or Subsidiaries organized under the laws of Canada or to a newly formed Domestic Subsidiary or Domestic Subsidiaries and (ii) the Borrower shall cause such Subsidiary or Subsidiaries to comply with the requirements of subsection 9.7.

     10. Representations and Warranties. On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 7 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

     11. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon receipt by the Agent of (i) counterparts of this Amendment duly executed by the

Borrower, the Lenders and the Agent, (ii) a satisfactory legal opinion of counsel to the Borrower and the subsidiaries, (iii) all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including reimbursement or payment of all costs and expenses pursuant to Section 7 of this Amendment and (iv) an Acknowledgement and Consent in the form of Exhibit B hereto duly executed by each of the Guarantors.

     12. Continuing Effect; No Other Waivers. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments and consent provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Agent's or the Lenders' willingness to consent to any action requiring consent under or to waive or amend, any other provisions of the Credit Agreement or the same subsections for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment).

     13. Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

     14. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

     15. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


AUDIOVOX CORPORATION


By: s/Charles M. Stoehr
       Name:     Charles M. Stoehr
Title:           Sr. Vice President and Chief Financial
                 Officer


THE CHASE MANHATTAN BANK,
       as Agent and as a Lender


By: s/John Budzynski
       Name:     John Budzynski
Title:           Assistant Vice President


FLEET BANK, N.A., as a Lender


By:  s/Steven J. Melicharek
       Name:     Steven J. Melicharek
Title:           Senior Vice President


THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender


By:    s/Karen Hoffman
       Name:     Karen Hoffman
Title:           Vice President


EUROPEAN AMERICAN BANK, as a Lender


By:    s/Stephen Kelly
       Name:     Stephen Kelly
Title:           Vice President

MELLON BANK, N.A., as a Lender


By:    s/Christine G. Dekajlo
       Name:     Christine G. Dekajlo
Title:           First Vice President

DEUTSCHE FINANCIAL SERVICES CORPORATION, as a Lender


By:    s/Mark B. Schafer
       Name:     Mark B. Schafer
Title:           Vice President, Operations


ISRAEL DISCOUNT BANK OF NEW YORK,
as a Lender


By:    s/Scott Fishbein
       Name:     Scott Fishbein
Title:           Vice President

By:    s/Ronald Bongiovanni
       Name:     Ronald Bongiovanni
Title:           Vice President


NATIONAL BANK OF CANADA, as a Lender


By:    s/James Drum
       Name:     James Drum
Title:           Vice President



By:    s/Gaetan R. Frosina
       Name:     Gaetan R. Frosina
Title:           Vice President


THE DIME SAVINGS BANK OF NEW YORK,
as a Lender


By:    s/Gary R. Olson
       Name:     Gary R. Olson
Title:           Vice President

BANK LEUMI USA, as a Lender


By:    s/Paul Tine
       Name:     Paul Tine
Title:           Vice President



By:    s/John Koenigsberg
       Name:     John Koenigsberg
Title:           Vice President


FIRSTAR BANK, N.A., as a Lender


By:    s/Mark A. Whitson
       Name:     Mark A. Whitson
Title:           Vice President

                                                                       EXHIBIT A
                                                             TO SECOND AMENDMENT




                                                                 Schedule 1.1(a)



                                   COMMITMENTS



                                                                                  Commitment
Lender                                                 Commitment                 Percentage

The Chase Manhattan Bank                                 $40,000,000                  16.00%
Deutsche Financial Services Corporation                  $33,500,000                  13.40%
Fleet Bank, N.A.                                         $29,000,000                  11.60%
Mellon Bank, N.A.                                        $25,000,000                  10.00%
The CIT Group/Business Credit, Inc.                      $25,000,000                  10.00%
European American Bank                                   $20,000,000                   8.00%
National Bank of Canada                                  $20,000,000                   8.00%
Israel Discount Bank of New York                         $16,000,000                   6.40%
Firstar Bank, N.A.                                       $15,000,000                   6.00%
Bank Leumi USA                                           $14,000,000                   5.60%
The Dime Savings Bank of New York                        $12,500,000                   5.00%
                                                      --------------                 -------


       TOTAL                                            $250,000,000


                                                                       EXHIBIT B
                                                             TO SECOND AMENDMENT


                           ACKNOWLEDGMENT AND CONSENT

     Each of the undersigned corporations (i) as a guarantor under that certain Amended and Restated Subsidiaries Guarantee, dated as of March 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Guarantee"), made by each of such corporations in favor of the Collateral Agent, (ii) as a grantor under that certain Amended and Restated Security Agreement, dated as of March 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), made by each of such corporations in favor of the Collateral Agent, and (iii) in the case of Audiovox Holding Corp., as the pledgor under that certain Pledge Agreement, dated as of February 9, 1996 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), made by Audiovox Holding Corp. in favor of The Chase Manhattan Bank, as pledge agent for the secured parties thereunder, hereby consents to the execution and delivery of the Second Amendment to which this Acknowledgment and Consent is attached and hereby confirms and agrees that the Guarantee, the Security Agreement and the Pledge Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and the Guarantee, the Security Agreement, the Pledge Agreement and all of the Subsidiaries Collateral (as defined in the Security Agreement) and Collateral (as defined in the Pledge Agreement) do, and shall continue to, secure the payment of all of the Obligations (as defined in the Guarantee and the Security Agreement, as the case may be) pursuant to the terms of the Guarantee or the Security Agreement, as the case may be, or, in the case of the Pledge Agreement, secure the payment of the Secured Obligations (as defined in the Pledge Agreement) pursuant to the terms of the Pledge Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement referred to in the Second Amendment to which this Acknowledgment and Consent is attached.


QUINTEX MOBILE COMMUNICATIONS CORP.


By:    s/Charles M. Stoehr
       Name:     Charles M. Stoehr
Title:           Vice President


AMERICAN RADIO CORP.


By:    s/Charles M. Stoehr
       Name:     Charles M. Stoehr
Title:           Vice President

AUDIOVOX INTERNATIONAL CORP.


By:    s/Charles M. Stoehr
       Name:     Charles M. Stoehr
Title:           Senior Vice President

AUDIOVOX CANADA LIMITED


By:    s/Charles M. Stoehr
       Name:     Charles M. Stoehr
Title:           Vice President


AUDIOVOX HOLDING CORP.


By:    s/Chris Lazarides
       Name:     Chris Lazarides
Title:           President


AUDIOVOX ASIA INC.


By:    s/Charles M. Stoehr
       Name:     Charles M. Stoehr
Title:           Vice President


AUDIOVOX LATIN AMERICA LTD.


By:    s/Charles M. Stoehr
       Name:     Charles M. Stoehr
Title:           Vice President


AUDIOVOX COMMUNICATIONS CORP.


By:    s/Charles M. Stoehr
       Name:     Charles M. Stoehr
Title:           Secretary


Dated as of December __, 1999

FOR IMMEDIATE RELEASE
                                                               C. Michael Stoehr
                                                            Audiovox Corporation
                                                                  (516) 231-7750

                                     For Financial Investor Relations Inquiries:
                                                                    Glenn Wiener
                                                     Edelman Financial Worldwide
                                                                  (212) 704-8174

                       AUDIOVOX CORPORATION REPORTS RECORD
                   FOURTH QUARTER AND FISCAL YEAR 1999 RESULTS

Net profit of $0.59 per share basic vs. $0.18 per share in Q4 '98
Net sales of $ 410.5  million vs. $ 208.8 million in Q4 '98
Company exceeds $1.1 billion in sales for fiscal 1999

Hauppauge, NY, January 13, 2000 ... Audiovox Corporation (Nasdaq: VOXX) today announced financial results for its fourth quarter and year ended November 30, 1999.

Net sales for the quarter were $410.5 million, a 97% increase from sales of $208.8 million in the comparable period one year ago. Net income and net income per share for the quarter were $11.4 million or $0.59 basic ($0.56 diluted) compared to net income of $3.4 million or $0.18 basic and diluted for the three months ended November 30, 1999 and 1998 respectively.

For the fiscal year ended November 30, 1999, net sales were $1.16 billion, an 88% increase from sales of $616.7 million in the comparable period one year ago. Net income and income per share were $27.2 million or $1.43 basic ($1.39 diluted) compared to net income of $3.0 million or $0.16 basic and diluted for the fiscal year 1999 and 1998 respectively.

Due to the Company's pending equity public offering, the Company will not be hosting a conference call this quarter.

Audiovox Corporation is an international leader in the marketing of cellular telephones, auto sound, vehicle security, mobile video systems, and consumer electronics products. The Company conducts its business through two separate marketing groups and markets its products both domestically and internationally under its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to several customers. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks such as our ability to keep pace with technological advances, significant competition in the wireless, automotive and consumer electronics businesses, quality and consumer acceptance of newly introduced products, our relationships with key suppliers and customers, market volatility, non-availability of product, price and product competition and new product introductions. These factors, among others may cause actual results to differ materially from the results suggested in the forward-looking statements, including those risks detailed from time to time in the Company's reports on file at the Securities and Exchange Commission, including the Company's Form 10- K for the fiscal year ended November 30, 1998.

                               -- Table Attached -

                                    Exhibit 4
                                        1

Audiovox Corporation Reports Record Fourth Quarter and Fiscal Year 1999 Results Page 2 of 2



                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED SUMMARY OF INCOME

             (Dollars In Thousands, Except Share And Per Share Data)



                                         Three Months Ended      Twelve Months Ended
                                            November 30,              November 30,
                                      (unaudited) (unaudited)   (unaudited)   (audited)
                                      1999           1998           1999         1998
                                     ----------   -----------   -----------   -----------

Net sales                           $   410,469   $   208,809   $ 1,159,537   $   616,695

Operating income                         16,301         6,365        38,237         4,871

Net income                               11,381         3,447        27,246         2,972

Net income per common               $      0.59   $      0.18   $      1.43   $      0.16
share - basic

Net income per common               $      0.56   $      0.18   $      1.39        3$0.16
share - diluted

Weighted average number of
common shares outstanding - basic    19,329,782    19,052,391    19,100,047    19,134,529

Weighted average number of
common shares outstanding -
diluted                              20,361,286    19,259,919    19,703,333    19,134,529



                                       ###

Recent Developments


     Net sales for our fiscal year ended November 30, 1999 were $1.16 billion, an 88% increase from net sales of $616.7 million in fiscal 1998. Wireless group sales were $929 million, a 110% increase from sales of $442 million in fiscal1998. Unit sales of wireless handsets increased 82% to 6.1 million units in fiscal 1999 from 3.3 million units in fiscal 1998. The average selling price of our handsets increased to $140 per unit in fiscal 1999 from $114 per unit in fiscal 1998.

     Electronics group sales in fiscal 1999 were $231 million, a 32% increase from sales of $175 million in fiscal 1998. This increase was largely due to increased sales in our mobile video and consumer electronics product lines.

     Gross profit margin for fiscal 1999 was 11.6%, compared to 14.4% in fiscal1998. This decline in profit margin primarily resulted from margin reductions in our Wireless group attributable to increased sales of digital handsets, which have lower margins than analog handsets, and was also affected by decreases in Latin American sales and margins.

     Operating expenses were $96 million in fiscal 1999, compared to$84 million in fiscal 1998. Net income was $27.2 million in fiscal 1999,compared to $3.0 million in fiscal 1998. Basic earnings per share were $1.43($1.39 diluted) in fiscal 1999, compared to $0.16 (basic and diluted) in fiscal1998.


Recent Developments


Fourth Quarter 1999 Financial Results and Fiscal 1999 Year End Results

     On January 13, 2000, we announced results for our fourth quarter and fiscal year ending November 30, 1999.


Three Months Ended November 30, 1999

     Net sales for the three months ended November 30, 1999 were$410.5 million, a 97% increase from net sales of $208.8 million in the fourth quarter of 1998. Wireless group sales were $337 million, a 102% increase from sales of $161 million in the fourth quarter of 1998. Unit sales of wireless handsets increased 100% to 2.2 million in the fourth quarter of 1999 from1.1 million units in the fourth quarter of 1998. The average selling price for handsets increased to $142 per unit in the fourth quarter of 1999 from $125 per unit in the fourth quarter of 1998. Digital handsets accounted for 61% of unit sales for the fourth quarter of 1999 compared to 37% in the fourth quarter 1998.

     Electronics group sales for the fourth quarter of 1999 were $73 million, a47% increase from sales of $48 million in the fourth quarter of 1998. This increase was due largely to increased sales of our mobile video and consumer electronics product lines. Sales by our international subsidiaries increased asa result of improvements in our Malaysian subsidiary.

     Gross profit margin in the fourth quarter of 1999 was 10.8%, compared to13.1% in the fourth quarter of 1998. This decline in profit margin resulted primarily from margin reductions in our Wireless group attributable to increased sales of digital handsets, which have lower margins than analog handsets, and was also affected by decreases in Latin American sales and margins. Gross profit was $44.4 million in the fourth quarter of 1999, a 62% increase from gross profit of $27.3 million in the fourth quarter of 1998.

     Operating expenses were $28 million in the fourth quarter of 1999, compared to $21 million in the fourth quarter 1998. Portions of this increase were due to increased distribution and marketing costs. In addition, general and administrative expenses increased due to greater employee compensation, professional fees paid and provision for doubtful accounts.

     Net income for the fourth quarter of 1999 was $11.4 million, an increase of230% from net income of $3.4 million in the fourth quarter of 1998. Earnings per share were $0.59 basic ($0.56 diluted) in the fourth quarter of 1999, compared to $0.18 (basic and diluted) in the fourth quarter of 1998.



Fiscal 1999

     Net sales for fiscal 1999 were $1.16 billion, an 88% increase from net sales of $616.7 million in fiscal 1998. Wireless group sales were $929 million in fiscal 1999, a 110% increase from sales of $442 million in fiscal 1998. Unit sales of wireless handsets increased 82% to 6.1 million units in fiscal 1999from
3.3 million units in fiscal 1998. The average selling price for handsets increased to $140 per unit in fiscal 1999 from $114 per unit in fiscal 1998.Digital handsets accounted for 55% of unit sales for fiscal 1999 compared to 18%in fiscal 1998.

     Electronics group sales for fiscal year 1999 were $231 million, a 32%increase from sales of $175 million in 1998. This increase was largely due to increased sales in our mobile video and consumer electronics product lines. Sales by our international subsidiaries increased for fiscal 1999 as a result of improvements in our Malaysian subsidiary.

     Gross profit margin for fiscal 1999 was 11.6%, compared to 14.4% in fiscal1998. This decline in profit margin resulted primarily from margin reductions in our Wireless group attributable to increased sales of digital handsets, which have lower margins than analog handsets, and was also affected by decreases in Latin American sales and margins. Gross profit increased 52% to $135 million in fiscal 1999, versus $89 million in fiscal 1998.

     Operating expenses were $96 million for fiscal 1999, compared to$84 million in fiscal 1998, an increase of 15.2%. Portions of this increase were due to increased distribution and marketing costs. In addition, general and administrative expenses increased due to greater employee compensation, professional fees paid and provision for doubtful accounts.

     Net income for fiscal 1999 was $27.2 million, an increase of 817% from net income of $3.0 million in fiscal 1998. Earnings per share were $1.43 ($1.39diluted) in fiscal 1999 compared to $0.16 (basic and diluted) in fiscal 1998.